Filed Pursuant to Rule 424(b)(5)

Registration No. 333-251174

The information in this preliminary prospectus supplement and the accompanying prospectus, relating to an effective registration statement under the Securities Act of 1933, as amended, is not complete and may be changed. A registration statement relating to these securities has become effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 7, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated December 7, 2020)

$125,000,000

Common Stock

$        Per Share

We are offering for sale shares of common stock at a price of $___ per share. Our common stock is listed on The Nasdaq Capital Market under the symbol “GRWG.” On December __, 2020, the last reported sale price of our common stock on The Nasdaq Capital Market was $____ per share.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of information that should be considered in connection with an investment in our common stock.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are offering to sell and seeking offers to buy the common stock only in places where sales are permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus that we may provide you is accurate as of any date other than its respective date. Our business, financial condition, results of operation and prospects may have changed since those dates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses	$	$

(1)	See “Underwriting” for additional information regarding underwriting compensation.

We expect to grant the underwriters an option to purchase up to an additional ______ shares of common stock from us at the public offering price less the underwriting discounts and commissions, and on the same terms and conditions as set forth above, for 30 days after the date of this prospectus supplement.

We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus and future filings.

The underwriters expect to deliver the common stock to the investors in book-entry form through the facilities of The Depository Trust Company on or about December __, 2020, subject to the satisfaction of customary closing conditions.

Joint Book-Running Managers

Oppenheimer & Co.	Stifel

The date of this prospectus supplement is December __, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters, and also adds to and updates information contained or incorporated by reference in the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about us and the common stock offered hereby, some of which may not apply to this offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. To the extent the information set forth in this prospectus supplement or any document incorporated by reference herein varies from the information set forth or incorporated by reference in the accompanying prospectus, you should rely on the information contained or incorporated by reference in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document incorporated by reference herein, you should rely on the information in the more recent document.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus prospectus and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference therein, in making your investment decision. You should rely only on the information contained in, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell our common stock. You should not assume that the information that appears in this prospectus supplement, the accompanying prospectus and any document incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” before making an investment decision.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “GrowGeneration,” the “Company,” “we,” “us” and “our” refer to GrowGeneration Corp., together with our wholly-owned subsidiaries (GrowGeneration Pueblo, Corp., GrowGeneration California Corp., Grow Generation Nevada Corp., GrowGeneration Washington Corp., GrowGeneration Rhode Island Corp., GrowGeneration Oklahoma Corp., GrowGeneration Canada, GrowGeneration HG Corp., GrowGeneration Hemp Corp., GGen Distribution Corp., GrowGeneration Michigan Corp., GrowGeneration New England Corp., GrowGeneration Florida Corp. and GrowGeneration Management Corp.) on a consolidated basis.

Our Company

General

We believe we are the largest chain of stand-alone hydroponic garden centers by revenue and number of stores in the United States. We also believe we are a leading marketer and distributor of nutrients, growing media, advanced indoor and greenhouse lighting, ventilation systems and accessories for hydroponic gardening, based on management’s estimates. We have a diverse customer base, with commercial customers constituting the majority of our total sales. As of December 1, 2020, we own and operate a chain of 36 retail and commercial hydroponic/gardening centers in 11 U.S. states. We also operate an online e-commerce store, growgeneration.com. Our core strategy continues to focus on expanding our geographic reach across the United States through organic growth -- both by increasing same store sales and by opening new stores -- as well as inorganically via acquisitions.

Trends and Other Factors Impacting Our Performance

Acquisitions

We are an acquisitive company. Since 2014, we have acquired 34 stores and opened 16 new stores (with 14 closures and consolidations as described in the table below). We plan to continue to pursue acquisitions going forward. We actively evaluate and pursue acquisitions on an ongoing basis, and are focusing on Ohio, Illinois, Pennsylvania, New York, New Jersey, Massachusetts and Missouri as new markets where we plan to open new operations.

The following table summarizes the stores we acquired, opened and consolidated since 2014:

	2014	2015	2016	2017	2018	2019	12/1/2020

Stores acquired	4	2		2	8	7	11
Stores opened		2	4	4	1	4	1
Stores closed/consolidated				(5)	(6)	(2)	(1)
Net Stores added	4	4	4	1	3	9	11
Cumulative stores	4	8	12	13	16	25	36

We have a strong acquisition track record within the hydroponic garden center space and believe we have developed a reputation for treating sellers and their staff in a fair manner. We believe our reputation and scale have positioned us as a buyer of choice for hydroponic garden centers operators who want to sell their businesses. Our strategy is to acquire stores at attractive EBITDA multiples and then grow same-store sales while benefitting from cost-reducing synergies.

Regulatory Environment

We sell hydroponic gardening products to end users that may use such products in new and emerging industries or segments, including the growing of cannabis. The demand for hydroponic gardening products depends on the uncertain growth of these industries or segments due to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions. For example, certain countries and 36 U.S. states have adopted frameworks that authorize, regulate, and tax the cultivation, processing, sale, and use of cannabis for medicinal and/or non-medicinal use, while the U.S. Controlled Substances Act and the laws of other U.S. states prohibit growing cannabis. Demand for our products could be impacted by changes in the regulatory environment with respect to such industries and segments.

Operations

Our retail operations are driven by our high-quality products, value-add knowledgeable staff and fast distribution capabilities. As of December 1, 2020, we have a staff of approximately 388 employees, the majority of which are grow enthusiasts that we have branded “Grow Pros.” Our operations span over 457,000 square feet of retail and warehouse space. During COVID-19, we have been deemed an “essential” supplier to the agricultural industry and, as such, we remained open and continued our operations.

For the quarter ended September 30, 2020, our revenue was $55 million, which increased 153% from the same period of the prior year. For the nine months ended September 30, 2020, our revenues were $131.4 million, which increased 141.8% compared to the same period 2019. The increase for both the quarter ended September 30, 2020 and the nine months ended September 30, 2020 is attributable to both an increase in the number of stores and an increase in same store sales, which was 73% for the three months ended September 30, 2020 and 59% for the nine months ended September 30, 2020, respectively. The increase in same store sales is attributable to both an increase in commercial customers and walk in customers. For the quarter ended September 30, 2020, the Company performed well in all markets, most notably sales were up 288% in the Oklahoma market, 271% in the Michigan market, and 82% in the Maine market, all attributable to gaining more commercial and walk-in business in these growth markets. Income from store operations was $9.6 million for the third quarter of 2020, compared to $3.8 million for the third quarter 2019, an increase of 155%. Income from store operations was approximately $22.6 million for the nine months ended September 30, 2020, compared to approximately $8.6 million for the nine months ended September 30, 2019.

Adjusted EBITDA was $6.6 million for the quarter ended September 30, 2020 compared to $2 million for the same period in 2019, an increase of 230%. The Company is averaging 12,000 walk-in transactions per week.

We operate our business through the following sales channels:

●	Retail: 36 retail and commercial hydroponic/gardening centers focused on serving growers and cultivators.

●	Commercial: Sales to commercial customers, including expert growers and cultivators, and provide them with advice from sales representatives with the requisite expertise (whom we brand as “Grow Pros”) to serve their specific needs.

●	E-Commerce: Our existing e-commerce operation, growgeneration.com (previously HeavyGarden.com and GrowGen.Pro), is currently being developed and rebranded into an omni-channel sales approach to enable e-commerce at all of our locations.

●	Distribution: The majority of our stores also function as warehouse, distribution and fulfillment centers for directing products to our store locations and to the retail, wholesale and mass hydroponic markets.

Growth Strategy - Store Acquisitions and New Store Openings

Our growth strategy is to expand the number of our retail and commercial operations throughout the United States. The hydroponic retail landscape is fragmented, which we believe has allowed us to acquire the “best of breed” locations in the United States. In addition, we have a two-year roadmap to open a number of new locations in markets that we believe are underserved throughout the country. In addition to the 11 states where we are currently operating, we have identified Ohio, Illinois, Pennsylvania, New York, New Jersey, Massachusetts and Missouri as new markets where we plan to open new operations. In 2019, we opened and acquired ten locations and in the first quarter of 2020, we opened a second hydroponic/gardening center in Tulsa, Oklahoma, a 40,000 square feet store operation and fulfillment center, and acquired Healthy Harvest located outside of Miami, FL. On June 16, 2020, we acquired the assets of H2O Hydroponics LLC, a hydroponic garden center in Lansing, MI. In connection with this acquisition, we have consolidated and relocated our current West Lansing location into a newly built 14,000 square foot hydroponic garden center. On August 10, 2020 we acquired the assets of Benzakry Family Corp, d/b/a Emerald City Garden, in Concord, Ca. On October 12, 2020, the Company acquired the assets of Hydroponics Depot, LLC, a single store located in Phoenix, Arizona. On October 20, 2020, the Company acquired the assets of Big Green Tomato, a two-store chain in Battle Creek and Taylor, Michigan. On November 17, 2020, the Company acquired the assets of The GrowBiz, which we believe is the third largest chain of hydroponic garden centers in the United States, with four stores in California and one store in Oregon. In connection with the GrowBiz acquisition, Ross Haley, the founder of The GrowBiz and the former CEO of Hawthorne Gardening Company, a Division of Scott’s Miracle-Gro, joined the Company as a senior strategic advisor.

Commercial Sales Division

In 2019, we created a commercial division with a dedicated sales and support team to sell and service large commercial customers, who are primarily licensed growers of medicinal and non-medicinal cannabis. As of the third quarter of 2020, our commercial division services over 1,000 commercial accounts, who collectively contributed $32.7 million in revenue for the 9 months ended September 30, 2020 or approximately 25% of our total revenues of $131.4 million for the nine months ended September 30, 2020. We have identified over 14,000 licensed hemp and cannabis growers in the United States and believe there is significant room for us to expand our base of commercial customers.

E-Commerce Strategy

We are currently developing and rebranding our existing e-commerce operation, HeavyGarden.com and GrowGen.Pro, as growgeneration.com. This will be an omni-channel sales approach to enable e-commerce at all of our locations, providing our customers convenient ways to shop when and how they feel comfortable. This omni-channel approach will provide 24/7 availability of products and allow our customers to “Buy Online and Pick Up In Store.” Customers will be able to shop online in all product departments and access descriptions, reviews and pictures of our products. Our customers can order online and they can choose to either have their products delivered directly to their growing facility (usually within 48 hours) or they can pick up the products at one of our stores (usually within 24 hours). We believe that this omni-channel initiative will result in a more seamless, convenient shopping experience for our customers and will drive financial results.

Distribution Channel

We have built a supply chain that currently spans 36 locations across 11 states. We intend to build several 20,000 square foot store operations that will serve as fulfillment service centers, in addition to serving the local retail and commercial customers. These stores and fulfillment centers will ship directly to a farm or home as well as to any commercial hydroponic store (including ours and others) in the United States. We have a fleet of trucks that allow us to deliver within the proximity of any of these locations.

Products and Private Label Strategy

We sell a variety of products, including nutrients, growing media, advanced indoor and greenhouse lighting, ventilation systems, and accessories for hydroponic gardening, as well as other indoor and outdoor growing products. Our supply chain includes several thousand stock keeping units (“SKUs”) across 12 product departments. Many of our products are consumables leading to repeat orders by our customers. Consumable products are mainly nutrients and additives that feed the plants on a recurring basis. Our strategy is to supply products to two groups of customers: commercial growers and smaller growers that require a local center to fulfill their daily and weekly growing needs.

We are also actively developing a line of private label products that we intend to sell through our garden centers under brands we own or control. Our strategy is to deliver high-quality products at a lower cost, and higher margin to us. To further our private label strategy, we acquired various trademarks in March 2019 to aid in branding our ‘in house’ products to our customers.  We introduced our first private labeled products under the Sunleaves brand in first quarter of 2020. Sales of our various private label products are over $1,000,000. This initial offering encompassed a broad variety of products ranging from trellis netting to plastic pots and organic nutrients. We intend to introduce additional private label products during 2020 and 2021. We believe that expanding our private label offerings will have a positive impact on our margins and profitability in the near term. We use various trademarks, trade names and service marks in our business, including Bluprint Controllers, Carbide, DuraBreeze, Elemental Solutions, GrowGeneration, GroXcess, GuardenWare, Harvester’s Edge, HeavyGardens, Ion, MixSure+, OptiLUME, Power Matrix, Smart Support, Sunleaves, Sunspot, The Fountain for Automation, VitaPlant, HYDROTHRIVE, and Where The Pros Go To Grow. For convenience, we may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this filing are the property of their respective owners.

Markets

Our stores sell thousands of products, including nutrients, growing media, advanced indoor and greenhouse lighting, ventilation systems, and accessories for hydroponic gardening, as well as other indoor and outdoor growing products that serve multiple purposes and are designed and intended for growing a wide range of plants. Hydroponics is a specialized method of growing plants using mineral nutrient solutions in a water solvent, as opposed to soil. This method is typically used inside greenhouses to give growers the ability to better regulate and control nutrient delivery, light, air, water, humidity, pests, and temperature. Hydroponic growers benefit from these techniques by producing crops faster and with higher crop yields per acre as compared to traditional soil-based growers. Indoor growing techniques and hydroponic products are being utilized in new and emerging industries or segments, including the growing of cannabis and hemp. In addition, vertical farms producing organic fruits and vegetables are also beginning to utilize hydroponics due to a rising shortage of farmland as well as environmental vulnerabilities including drought, other severe weather conditions and insect pests.

According to a report by Markets and Markets on the hydroponics market, the global hydroponics system market is estimated to grow from an estimated $8 billion in 2019 to approximately $16 billion by 2025, at a compound annual growth rate of approximately 12%. In the U.S. hydroponics market, the legalization of cannabis for medicinal and non-medicinal use and increased number of licensed cultivation facilities are driving demand for hydroponic products. Currently there are comprehensive, publicly available medical marijuana/cannabis programs in 36 states and the District of Columbia, including 15 states that also permit recreational sales to adults. We believe that the growth in licensed cultivation facilities and the increase in organically grown produce will increase the demand for hydroponics products generally. Further, the current landscape of hydroponic gardening retail stores is very fragmented and presents opportunities for consolidation.

We have a diverse customer base, with commercial customers constituting the majority of our total sales. We cater to commercial and home cultivators growing specialty crops, including growing cannabis and hemp, along with organic herbs and leafy green vegetables. We believe that commercial growers choose to source their hydroponic gardening supplies from us because we understand their specific needs and employ sales representatives with the requisite expertise (whom we brand as “Grow Pros”) to serve expert growers and cultivators by helping them reduce any potential challenges in utilizing hydroponic products to grow their crops. Based on our customer profile, we believe that we are well positioned to benefit from growth of the overall hydroponic market. In addition, we believe that the highly fragmented hydroponics retail market and numerous single store operators present us with a significant opportunity to execute our roll-up strategy to expand and deepen our geographic footprint.

Competitive Advantages

As the largest chain of stand-alone hydroponic garden centers by revenue and number of stores in the United States based on management’s estimates, we believe that we have the following core competitive advantages over our competitors:

●	We offer a one-stop shopping experience to all types of growers by providing “selection, service, and solutions”;

●	We provide end-to-end solutions for our commercial customers from capex build-out to consumables which nourish their plants;

●	We have a knowledge-based sales team all of whom have horticultural experience;

●	We offer the options to transact online, in store, or buy online and pick up;

●	We consider ourselves to be a leader of the products we offer, from launching new technologies to the development of our private label products; and

●	We have a professional team for mergers and acquisitions to acquire and open new locations and successfully add them to our company portfolio.

Risks Associated with Our Business

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

●	The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse effect on our business, liquidity, results of operations, financial condition and price of our securities.

●	We face competition that could prohibit us from developing or increasing our customer base.

●	If we need additional capital to fund our operations, we may not be able to obtain sufficient capital and may be forced to limit the expansion of our operations.

●	Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

●	Certain of our products may be purchased for use in new and emerging industries or segments and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions.

●	Acquisitions, other strategic alliances and investments could experience operating difficulties, integration issues, require more capital and human resources than planned or experience other issue that could adversely impact our business and results of operations.

●	Our ongoing investment in our new private label product line is inherently risky and could disrupt our ongoing businesses.

●	If we are unable to effectively execute our e-commerce business, our reputation and operating results may be harmed.

●	There are risks, including stock market volatility, inherent in owning our common stock.

Corporate Information

We were incorporated under the laws of the State of Colorado in 2014.

Our principal executive office is located at 930 W 7th Ave, Suite A, Denver, CO 80204, and our telephone number is (800) 935-8420. Our website address is www.GrowGeneration.com. Information on our website is not incorporated by reference and is not a part of this prospectus supplement.

On December 2, 2019, the Company was approved to commence trading its common stock on The Nasdaq Capital Market under the ticker symbol of “GRWG.” Prior to that date, the Company’s stock traded on the OTCQX Best Market since October 10, 2017, prior to which it traded on the OTCQB Market since November 11, 2016.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (JOBS Act). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in this prospectus supplement and our periodic reports and proxy statements and exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an emerging growth company up to December 31, 2021, although circumstances could cause us to lose that status earlier, including if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time or if we have total annual gross revenue of $1.07 billion or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.07 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately. Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. Additionally, even if we no longer qualify as an emerging growth company, as long as we are neither a “large accelerated filer” nor an “accelerated filer,” we would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot predict if investors will find our securities less attractive because we may rely on these exemptions, which could result in a less active trading market for our securities and increased volatility in the price of our securities.

Finally, we are a “smaller reporting company” (and may continue to qualify as such even after we no longer qualify as an emerging growth company) and accordingly may provide less public disclosure than larger public companies, including the inclusion of only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

The Offering

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus titled “Description of Capital Stock.”

Issuer	GrowGeneration Corp., a Colorado corporation

Common Stock to be Offered by Us	______ shares of common stock, $0.001 par value, at a price of $____ per share, having an aggregate offering price of $_______

Common Stock Outstanding After Offering	_________ shares of Common stock, based on 48,412,292 shares of common stock outstanding as of September 30, 2020 and excludes: (i) a total of 2,389,016 shares of our common stock issuable upon exercise of warrants; and (ii) a total of 2,102,170 shares of our common stock issuable upon exercise of options.

Underwriters’ Option to Purchase Additional Shares	We have granted the underwriters the option to purchase up to an additional ______ shares of our common stock. The underwriters can exercise this option at any time within 30 days after the date of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from this offering primarily to expand our network of hydroponic/garden centers through organic growth and acquisitions, for general corporate purposes and pursuing strategic opportunities which may be presented to us from time to time. See “Use of Proceeds” beginning on page S-13 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. Please refer to “Risk Factors” in this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference herein, and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

Market and Trading Symbol for the Common Stock	Our common stock is traded on The Nasdaq Capital Market under the ticker symbol “GRWG.”

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the other information contained in this prospectus supplement, the prospectus and in any free writing prospectuses prepared by or on behalf of us or to which we have referred you, before deciding whether to invest in our securities. If any of the possible events described below actually occur, our business, business prospects, cash flow, results of operations or financial condition could be harmed. In this case, the trading price of our common stock could decline, and you might lose all or part of your investment.

The following is a discussion of the risk factors that we believe are material to us at this time. These risks and uncertainties are not the only ones facing us and there may be additional matters that we are unaware of or that we currently consider immaterial. All of these could adversely affect our business, results of operations, financial condition and cash flows.

Risks Related to Our Business

The COVID-19 pandemic and the efforts to mitigate its impact may have an adverse effect on our business, liquidity, results of operations, financial condition and price of our securities.

The pandemic involving the novel strain of coronavirus, or COVID-19, and the measures taken to combat it, may have certain an adverse effect on our business. Public health authorities and governments at local, national and international levels have announced various measures to respond to this pandemic. Some measures that directly or indirectly impact our business include:

●	voluntary or mandatory quarantines;

●	restrictions on travel; and

●	limiting gatherings of people in public places.

Although we have been deemed an “essential” business by state and local authorities in the areas in which we operate, we have undertaken the following measures in an effort to mitigate the spread of COVID-19 including limiting store business hours, and encouraging employees to work remotely if possible. We also have enacted our business continuity plans, including implementing procedures requiring employees working remotely where possible which may make maintaining our normal level of corporate operations, quality controls and internal controls difficult. Moreover, the COVID-19 pandemic has caused temporary or long-term disruptions in our supply chains and/or delays in the delivery of our inventory. Further, the COVID-19 pandemic and mitigation efforts have also adversely affected our customers’ financial condition, resulting in reduced spending for the products we sell.

As events are rapidly changing, we do not know how long the COVID-19 pandemic and the measures that have been introduced to respond to it will disrupt our operations or the full extent of that disruption.  Further, once we are able to restart normal business hours and operations doing so may take time and will involve costs and uncertainty. We also cannot predict how long the effects of COVID-19 and the efforts to contain it will continue to impact our business after the pandemic is under control. Governments could take additional restrictive measures to combat the pandemic that could further impact our business or the economy in the geographies in which we operate. It is also possible that the impact of the pandemic and response on our suppliers, customers and markets will persist for some time after governments ease their restrictions. These measures have negatively impacted, and may continue to impact, our business and financial condition as the responses to control COVID-19 continue.

Many of our suppliers are experiencing operational difficulties as a result of COVID-19, which in turn may have an adverse effect on our ability to provide products to our customers.

The measures being taken to combat the pandemic are impacting our suppliers and may destabilize our supply chain.  For example, manufacturing plants have closed and work at others curtailed in many places where we source our products.  Some of our suppliers have had to temporarily close a facility for disinfecting after employees tested positive for COVID-19, and others have faced staffing shortages from employees who are sick or apprehensive about coming to work.  Further, the ability of our suppliers to ship their goods to us has become difficult as transportation networks and distribution facilities have had reduced capacity and have been dealing with changes in the types of goods being shipped.

Currently the difficulties experienced by our suppliers have not yet impacted our ability to products to our customers and we do not significantly depend on any one supplier; however, if this continues, it may negatively affect our inventory and delayed the delivery of merchandise to our stores and customers, which in turn will adversely affect our revenues and results of operations. If the difficulties experienced by our suppliers continue, we cannot guarantee that we will be able to locate alternative sources of supply for our merchandise on acceptable terms, or at all. If we are unable to adequately purchase appropriate amounts of inventory, our business and results of operations may be materially and adversely affected.

Economic conditions could adversely affect our business.

Uncertain global economic conditions, in particular in light of the COVID-19 pandemic, could adversely affect our business. Negative global economic trends, such as decreased consumer and business spending, high unemployment levels and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability and cash flow. Although we continue to devote significant resources to support our brands, unfavorable economic conditions may negatively affect demand for our products.

We face intense competition that could prohibit us from developing or increasing our customer base.

The specialty gardening and hydroponic product industry is highly competitive. We may compete with companies that have greater capital resources and facilities. More established gardening companies with much greater financial resources which do not currently compete with us may be able to easily adapt their existing operations to sales of hydroponic growing equipment. Our competitors may also introduce new hydroponic growing equipment, and manufacturers may sell equipment direct to consumers. Due to this competition, there is no assurance that we will not encounter difficulties in increasing revenues and maintaining and/or increasing market share. In addition, increased competition may lead to reduced prices and/or margins for products we sell.

If we need additional capital to fund the expansion of our operations, we may not be able to obtain sufficient capital on terms favorable to us and may be forced to limit the expansion of our operations.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund the future expansion of our operations without additional capital investments. There can be no assurance that additional capital will be available to us on terms favorable to us. If we cannot obtain sufficient capital to fund our expansion, we may be forced to limit the scope of our acquisitions and new store openings.

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially our Chief Executive Officer, Darren Lampert, our President, Michael Salaman, our Chief Financial Officer, Monty Lamirato, and our Chief Operating Officer, Tony Sullivan. We do not maintain key man life insurance on any of our executive officers and directors. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. The loss of any of our officers could cause our business to be disrupted, and we may incur additional expenses to recruit and retain new officers.

Litigation may adversely affect our business, financial condition and results of operations.

From time to time in the normal course of our business operations, we may become subject to litigation that may result in liability material to our financial statements as a whole or may negatively affect our operating results if changes to our business operation are required. The cost to defend such litigation may be significant and may require a diversion of our resources. There also may be adverse publicity associated with litigation that could negatively affect customer perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable. As a result, litigation may adversely affect our business, financial condition and results of operations. Since inception, the Company has not been a party to any material litigation.

Certain of our products may be purchased for use in new and emerging industries or segments and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions.

We sell hydroponic gardening products that end users may purchase for use in new and emerging industries or segments, including the growing of cannabis, that may not grow or achieve market acceptance in a manner that we can predict. The demand for these products depends on the uncertain growth of these industries or segments.

In addition, we sell products that end users may purchase for use in industries or segments, including the growing of cannabis, that are subject to varying, inconsistent, and rapidly changing laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions. For example, certain countries and 36 U.S. states have adopted frameworks that authorize, regulate, and tax the cultivation, processing, sale, and use of cannabis for medicinal and/or non-medicinal use, while the U.S. Controlled Substances Act and the laws of other U.S. states prohibit growing cannabis.

Our hydroponic gardening products are multi-purpose products designed and intended for growing a wide range of plants and are generally purchased from retailers by end users who may grow any variety of plants, including cannabis. Although the demand for our products may be negatively impacted depending on how laws, regulations, administrative practices, enforcement approaches, judicial interpretations, and consumer perceptions develop, we cannot reasonably predict the nature of such developments or the effect, if any, that such developments could have on our business.

Acquisitions, other strategic alliances and investments could result in operating difficulties, dilution, and other harmful consequences that may adversely impact our business and results of operations.

Acquisitions are an important element of our overall corporate strategy and use of capital, and these transactions could be material to our financial condition and results of operations. We expect to continue to evaluate and enter into discussions regarding a wide array of potential acquisitions and strategic transactions. The areas where we may face risks in connection with acquisitions include, but are not limited to, the failure to successfully further develop the acquired business, the implementation or remediation of controls, procedures and policies at the acquired business, the transition of operations, users and customers onto our existing platforms, and cultural challenges associated with integrating employees from the acquired business into our organization, and retention of employees from the businesses we acquire. Our failure to address these risks or other problems encountered in connection with our acquisitions could cause us to fail to realize the anticipated benefits of such acquisitions, investments or alliances, incur unanticipated liabilities, and harm our business generally.

Our acquisitions could also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or impairment of goodwill and purchased long-lived assets, and restructuring charges, any of which could harm our financial condition or results of operations and cash flows. Also, the anticipated benefits and synergies of many of our acquisitions may not materialize.

Our ongoing investment in our new private label product line is inherently risky and could disrupt our ongoing businesses.

We have invested and expect to continue to invest in our new private label product line. Such endeavors may involve significant risks and uncertainties, including insufficient revenues to offset liabilities assumed and expenses associated with this new investment, inadequate return of capital on our investment, and unidentified issues not discovered in our assessment of such strategy and offerings. As we have only recently implemented our private label business, no assurance can be given that such strategy and offerings will be successful and will not adversely affect our reputation, financial condition, and operating results.

If we are unable to effectively execute our e-commerce business, our reputation and operating results may be harmed.

We sell certain of our products over the Internet through our online store, which represents a small but growing percentage of our overall net sales. The success of our e-commerce business depends on our investment in this platform, consumer preferences and buying trends relating to e-commerce, and our ability to both maintain the continuous operation of our online store and our fulfillment operations and provide a shopping experience that will generate orders and return visits to our online store.

We are also vulnerable to certain additional risks and uncertainties associated with our e-commerce business, including: changes in required technology interfaces; website downtime and other technical failures; costs and technical issues associated with website software, systems and technology investments and upgrades; data and system security; system failures, disruptions and breaches and the costs to address and remedy such failures, disruptions or breaches; computer viruses; and changes in and compliance with applicable federal and state regulations. In addition, our efforts to remain competitive with technology trends, including the use of new or improved technology, creative user interfaces and other e-commerce marketing tools such as paid search and mobile applications, among others, may increase our costs and may not increase sales or attract consumers. Our failure to successfully respond to these risks and uncertainties might adversely affect the sales of our e-commerce business, as well as damage our reputation and brands.

In addition, the success of our e-commerce business and the satisfaction of our consumers depend on their timely receipt of our products or to be able to pick up their desired products from one of our garden centers. The efficient delivery and/or pick up of our products requires that our garden and distribution centers have adequate capacity to support the current level of e-commerce operations and any anticipated increased levels that may occur as a result of the growth of our e-commerce business. If we encounter difficulties with our garden and distribution centers, or if any garden and distribution centers shut down for any reason, including as a result of fire or other natural disaster or pursuant to implementation of expanded stay-at-home orders or other restrictions due to the current COVID-19 pandemic, we could face shortages of inventory, resulting in out of stock conditions in our online store, and we could incur significantly higher costs and longer lead times associated with distributing our products to our consumers and experience dissatisfaction from our consumers.  Any of these issues could have a material adverse effect on our business and harm our reputation.

Our reliance on a limited base of suppliers on certain of our products may result in disruptions to our supply chain and business and adversely affect our financial results.

We rely on a limited number of suppliers for certain of our hydroponic products and other supplies. If we are unable to maintain supplier arrangements and relationships, if we are unable to contract with suppliers at the quantity and quality levels needed for our business, if any of our key suppliers becomes insolvent or experience other financial distress or if any of our key suppliers is negatively impacted by COVID-19, including with respect to staffing and shipping of products, we could experience disruptions in our supply chain, which could have a material adverse effect on our financial condition, results of operations and cash flows

Our operations may be impaired if our information technology systems fail to perform adequately or if we are the subject of a data breach or cyber-attack.

We rely on information technology systems in order to conduct business, including communicating with employees and our key commercial customers, ordering and managing materials from suppliers, shipping products to customers and analyzing and reporting results of operations. While we have taken steps to ensure the security of our information technology systems, our systems may nevertheless be vulnerable to computer viruses, security breaches and other disruptions from unauthorized users. If our information technology systems are damaged or cease to function properly for an extended period of time, whether as a result of a significant cyber incident or otherwise, our ability to communicate internally as well as with our retail customers could be significantly impaired, which may adversely impact our business.

Additionally, in the normal course of our business, we collect, store and transmit proprietary and confidential information regarding our customers, employees, suppliers and others, including personally identifiable information. An operational failure or breach of security from increasingly sophisticated cyber threats could lead to loss, misuse or unauthorized disclosure of this information about our employees or customers, which may result in regulatory or other legal proceedings, and have a material adverse effect on our business and reputation. We also may not have the resources or technical sophistication to anticipate or prevent rapidly-evolving types of cyber-attacks. Any such attacks or precautionary measures taken to prevent anticipated attacks may result in increasing costs, including costs for additional technologies, training and third party consultants. The losses incurred from a breach of data security and operational failures as well as the precautionary measures required to address this evolving risk may adversely impact our financial condition, results of operations and cash flows.

We have identified a material weakness in our internal control over financial reporting and may experience material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, as a result of which, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our common stock.

Effective internal controls over financial reporting are necessary for us to provide reliable financial reports. If we cannot maintain effective controls and reliable financial reports, our business and operating results could be harmed. Our management has conducted an evaluation of the effectiveness of our internal control over financial reporting as of September 30, 2020, and concluded that our internal control over financial reporting were not effective as of September 30, 2020 due to a material weakness relating to proper accounting and valuation of equity instruments recorded within share-based compensation expense. Management has evaluated remediation plans for the deficiency and has implemented changes to address the material weakness identified, including engaging an independent third party consultant to review all documents and schedules related to equity and share-based compensation prepared by the Chief Financial Officer, as well as other high-level accounting treatment, tax accrual and purchase price allocation.

We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. The effectiveness of our controls and procedures may be limited by a variety of factors, including:

●	Faulty human judgment and simple errors, omissions or mistakes;

●	Fraudulent action of an individual or collusion of two or more people;

●	Inappropriate management override of procedures; and

●	The possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial control.

Our management and independent registered public accounting firm did not perform an evaluation of our internal control over financial reporting during any period in accordance with the provisions of Sarbanes-Oxley Act. Had we performed an evaluation and had our independent registered public accounting firm performed an audit of our internal control over financial reporting in accordance with the provisions of Sarbanes-Oxley Act, additional control deficiencies amounting to material weaknesses may have been identified. If we fail to remedy any material weakness, our financial statements may be inaccurate, our access to the capital markets may be restricted and the trading price of our common stock may suffer.

The COVID-19 pandemic may have the effect of heightening many of the other risks described in this ’‘Risk Factors’’ section.

To the extent the COVID-19 pandemic may adversely affect our business and financial results, it may also have the effect of heightening many of the other risks described in this ’‘Risk Factors’’ section, or other risks which we may not be currently aware of.

Risks Related to Our Common Stock

There are risks, including stock market volatility, inherent in owning our common stock.

The market price and volume of our common stock have been, and may continue to be, subject to significant fluctuations. These fluctuations may arise from general stock market conditions, the impact of risk factors described herein on our results of operations and financial position, or a change in opinion in the market regarding our business prospects or other factors, many of which may be outside our immediate control.

The shares of our common stock may experience substantial dilution by exercises of outstanding warrants and options.

As of September 30, 2020, we had a total of 2,389,016 shares of our common stock issuable upon exercise of warrants, and a total of 2,102,170 shares of our common stock issuable upon exercise of options. The exercise of such outstanding options and warrants will result in substantial dilution of your investment. In addition, our shareholders may experience additional dilution if we issue common stock in the future. Any of such dilution may have adverse effect on the price of our common stock.

We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to “emerging growth companies” or “smaller reporting companies,” this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act, and, for as long as we continue to be an “emerging growth company,” we intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the prior June 30, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

After we are no longer an “emerging growth company,” we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act.

We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

Risks Related to This Offering

If you purchase our securities in this offering, you may incur immediate and substantial dilution in the book value of your shares. You will experience further dilution if we issue additional equity or equity-linked securities in the future.

The public offering price per share of our common stock may be substantially higher than the net tangible book value per share of our common stock immediately prior to the offering. After giving effect to the sale of ______ shares of our common stock in this offering, at the public offering price of $_____ per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, purchasers of our common stock in this offering will incur immediate dilution of $___ per share in the net tangible book value of the common stock they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

If we issue additional shares of common stock (including pursuant to the exercise of outstanding stock options or warrants), or securities convertible into or exchangeable or exercisable for shares of common stock, our stockholders, including investors who purchase shares of common stock in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

We have broad discretion in the use of the net proceeds we receive from this offering.

Our management will have broad discretion in the application of the net proceeds we receive in this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether our management is using the net proceeds appropriately. Because of the number and variability of factors that will determine our use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Pending their use, we may invest our net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated herein by reference, contains forward-looking information about us that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of GrowGeneration and its subsidiaries.

Discussions containing forward-looking statements may be found, among other places, in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, as well as any similar statements contained in future Current Reports on Form 8-K, Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K, which are hereby incorporated by reference upon their subsequent filing with the SEC. These forward-looking statements are or will be, as applicable, based largely on our expectations and projections about future events and future trends affecting our business. You should not rely on our forward-looking statements as statements of historical fact or as guarantees or assurances of future performance because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control, that could cause actual results to differ materially from those anticipated in the forward-looking statements.

We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement, the date of the accompanying prospectus or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made in this prospectus supplement and the accompanying prospectus. You should not place undue reliance on any forward-looking statement. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by these forward-looking statements. See “Where You Can Find More Information” below

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $_______, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their option to purchase additional shares in full, we estimate that our net proceeds will be approximately $______, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering primarily to expand our network of hydroponic/garden centers through organic growth and acquisitions, and for general corporate purposes and pursuing strategic opportunities which may be presented to us from time to time. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. We have not yet determined the amount of net proceeds to be used specifically for any particular purpose or the timing of these expenditures. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending their use, we intend to invest the net proceeds to us from this offering in short-term, investment-grade, interest-bearing instruments.

We believe that the net proceeds from this offering, together with our existing cash, cash equivalents and investments, will enable us to fund our operations, acquisitions and new store openings through at least the next 12 months. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect.

DILUTION

If you invest in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

Our net tangible book value as of September 30, 2020 was approximately $89.5 million, or $1.85 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2020. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After giving effect to the sale of _______ shares of our common stock in this offering at the public offering price of $___ per share, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no exercise of the underwriters’ over-allotment option in full, our as adjusted net tangible book value as of September 30, 2020, would have been approximately $___ million, or $___ per share. This represents an immediate increase in net tangible book value of $___ per share to existing stockholders. Investors purchasing our common stock in this offering will have paid $___ more than the as adjusted net tangible book value per share after this offering. The following table illustrates this on a per share basis:

Public offering price per share			$
Net tangible book value per share as of September 30, 2020		$1.85
Increase per share attributable to new investors	$
As adjusted net tangible book value per share after this offering	$
As adjusted net tangible book value per share to investors purchasing shares in this offering			$
Dilution in net tangible book value per share to new investors			$
Dilution as a percentage of purchase price in the offering				%

If the underwriters exercise their over-allotment option in full in this offering, the as adjusted net tangible book value after the offering would be $____ per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $____ per share and the dilution per share to new investors would be $____ per share.

Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 48,412,292 shares of common stock outstanding as of September 30, 2020 and excludes: (i) a total of 2,389,016 shares of our common stock issuable upon exercise of warrants; and (ii) a total of 2,102,170 shares of our common stock issuable upon exercise of options.

To the extent that any outstanding options or warrants are exercised, new options, warrants or restricted stock units are issued under our stock-based compensation plans, or new shares of preferred stock are issued, or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our Board of Directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, tax considerations, legal or contractual restrictions, business prospects, the requirements of current or then-existing debt instruments, general economic conditions and other factors our Board of Directors may deem relevant.

UNDERWRITING

We entered into an underwriting agreement with the underwriters named below on December      , 2020. Oppenheimer & Co. Inc. and Stifel, Nicolaus & Company, Incorporated are acting as the joint book-running managers, and Oppenheimer & Co. Inc. is acting as the representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of shares of common stock by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of shares of common stock but is not responsible for the commitment of any other underwriter to purchase shares of common stock. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares of Common Stock
Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares offered by this prospectus supplement (other than those covered by the option described below), if any are purchased.

The shares of common stock offered hereby are expected to be ready for delivery on or about December   , 2020 against payment in immediately available funds.

The underwriters are offering the shares of common stock subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $      per share of common stock to brokers and dealers. After the shares of common stock are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an option to purchase additional shares. This option, which is exercisable for up to 30 days after the date of this prospectus supplement, permits the underwriters to purchase a maximum of additional shares of common stock from us. If the underwriters exercise all or part of this option, they will purchase shares of common stock covered by the option at the public offering price that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. The underwriters have severally agreed that, to the extent the option is exercised, they will each purchase a number of additional shares proportionate to such underwriter’s initial amount reflected in the foregoing table. If this option is exercised in full, the total price to public will be $        , and the total proceeds to us, before expenses, will be $         million.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

	Per Share of Common Stock		Total Without Exercise of Underwriters’ Option		Total With Full Exercise of Underwriters’ Option
Public offering price	$		$		$
Underwriting discounts and commissions (1)	$		$		$
Proceeds, before expenses, to us		$–		$–		$–

(1)	We have agreed to pay the underwriters a commission of 5.0% of the gross proceeds of this offering. In addition, the Company may (in its sole discretion) award up to an additional 0.5% of the gross proceeds of this offering to one or both of the book-running managers for this offering as incentive compensation.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $         . We have agreed to reimburse the underwriters for all reasonable out-of-pocket costs and expenses incident to the performance of the obligations of the representative under the underwriting agreement (including, without limitation, the fees and expenses of the underwriters’ outside attorneys).

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We have agreed to a 90-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc., we shall not issue, sell or register with the Securities and Exchange Commission (the “SEC”) (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any of our equity securities (or any securities convertible into, exercisable for or exchangeable for our equity securities), except for (i) the issuance of the shares of common stock offered pursuant to this prospectus supplement, (ii) the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock, to an unaffiliated third-party on an arm’s-length basis, representing in the aggregate no more than 10% of our issued and outstanding shares of common stock as of the date of this prospectus supplement, which may be issued only in connection with the acquisition of a business or assets, so long as recipients of such securities agree to be bound by a lock-up agreement, and (iii) the issuance of shares of common stock pursuant to our existing stock option or bonus plan as described in the registration statement of which this prospectus supplement forms a part.

Our executive officers and directors have also agreed to a 90-day “lock-up,” during which, without the prior written consent of Oppenheimer & Co. Inc., they shall not, directly or indirectly, (i) offer, pledge, assign, encumber, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, owned either of record or beneficially (as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by any signatory of the lock-up agreement on the date of this prospectus supplement or thereafter acquired; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing; and (iii) make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

The foregoing shall not apply to common stock to be transferred as a gift or gifts (provided, that (a) any donee shall execute and deliver to Oppenheimer & Co. Inc., acting on behalf of the underwriters, not later than one business day prior to such transfer, a lock-up agreement to Oppenheimer & Co. Inc. and (b) if the lock-up signatory is required to file a report under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of common stock or beneficially owned shares or any securities convertible into or exercisable or exchangeable for common stock or beneficially owned shares during the 90-day “lock-up,” the lock-up signatory shall include a statement in such report to the effect that such transfer is being made as a gift).

Rules of the SEC may limit the ability of the underwriters to bid for or purchase shares of common stock before the distribution of the shares is completed. However, the underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions - the representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions - the underwriters may sell more shares of common stock in connection with this offering than the number of shares of common stock that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares of common stock in this offering described above. The underwriters may close out any covered short position either by exercising its over-allotment option or by purchasing shares of common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price per share of common stock available for purchase in the open market, as compared to the price at which they may purchase shares of common stock through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price per share of common stock that could adversely affect investors who purchase shares of common stock in this offering.

●	Penalty bids - if the representative purchases shares of common stock in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those shares of common stock as part of this offering.

●	Passive market making - market makers in the common stock who are underwriters or prospective underwriters may make bids for or purchases of shares of common stock, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of our shares of common stock.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may occur on The Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Delivery of Prospectus: A prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or the registration statement of which this prospectus supplement forms a part.

Notice to Non-U.S. Investors

European Economic Area and the United Kingdom

In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of the shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

A.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

C.	in any circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the issuer or any of the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representative and each of our and the representative’s respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.

The above selling restriction is in addition to any other selling restrictions set out below.

In connection with the offering, the representative is not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

In the State of Israel, this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority (“FINMA”), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Hong Kong

No shares have been offered or sold, and no shares may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong, or SFO, and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the shares has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the shares may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the shares will be required, and is deemed by the acquisition of the shares, to confirm that he is aware of the restriction on offers of the shares described in this prospectus and the relevant offering documents and that he is not acquiring, and has not been offered any shares in circumstances that contravene any such restrictions.

LEGAL MATTERS

Robinson & Cole, LLP, 1055 Washington Boulevard, Stamford, CT 06901 has acted as our counsel in connection with the preparation of this prospectus supplement. The law firm of Andrew I. Telsey, P.C., 12835 E. Arapahoe Road, Suite I-803, Centennial, CO 80112 has acted as our special Colorado local counsel in connection with the issuance of an opinion relating to the validity of the securities offered in this prospectus supplement. White & Case LLP, 1221 Avenue of the Americas, New York, NY 10020, has acted as counsel for the underwriters.

EXPERTS

The consolidated financial statements of GrowGeneration Corp. appearing in this prospectus supplement and related registration statement have been audited by Connolly Grady & Cha, LLP (“Connolly”), an independent registered public accounting firm, as set forth in their report thereon and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On March 27, 2020, the Audit Committee of the Company approved the dismissal of Connolly as the Company’s independent registered public accounting firm. The reports of Connolly on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2019 and 2018, and through March 27, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Connolly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Connolly would have caused Connolly to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2019 and 2018 and through March 27, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K)

Effective as of March 27, 2020, the Company engaged Plante & Moran, PLLC (“Plante Moran”) as its new registered independent public accountant. During the fiscal years ended December 31, 2019 and 2018, and through March 27, 2020, neither the Company, nor anyone on its behalf, consulted Plante Moran regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Plante Moran that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to “incorporate by reference” the information we file with them, which means:

●	incorporated documents are considered part of this prospectus supplement;

●	we can disclose important information to you by referring you to those documents; and

●	information that we file with the SEC will automatically update and supersede this prospectus supplement and earlier information incorporated by reference. In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

●	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 27, 2020;

●	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 14, 2020, for the quarterly period ended June 30, 2020, filed with the SEC on August 13, 2020, and for the quarterly period ended September 30, 2020, filed with the SEC on November 12, 2020;

●	Current Reports on Form 8-K filed with the SEC on March 27, 2020 (containing Items 4.01 and 9.01), May 12, 2020 (with respect to Item 5.07 only), July 6, 2020, August 24, 2020 (with respect to Item 8.01 only), August 25, 2020, November 2, 2020 (with respect to Item 1.01 only) and November 17, 2020 (with respect to Item 7.01 and 9.01);

●	The portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2020, that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019; and

●	The description of our common stock contained in our Registration Statement on Form S-1/A filed with the SEC on June 24, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC in the future until the termination of any offering of securities offered by this prospectus supplement under the terms of:

●	Sections 13(a) and (c) of the Exchange Act;

●	Section 14 of the Exchange Act; and

●	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents or information that have been “furnished” but not “filed” for purposes of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus supplement is accurate as of the date of this prospectus supplement only. Our business, financial condition and results of operation may have changed since that date.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement and accompanying prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. Any such request can be made by writing or telephoning us at the following address and telephone number:

GrowGeneration Corp.

930 W 7th Ave, Suite A

Denver, Colorado 80204

(800) 935-8420

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was reproduced herein.

PROSPECTUS

Common Stock, Warrants, Debt Securities and Units

From time to time, GrowGeneration Corp. (“GrowGeneration” or the “Company”) or any selling securityholder to be identified in a prospectus supplement may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering.

This prospectus provides a general description of the securities that GrowGeneration or any selling securityholder may offer. Each time any securities are offered pursuant to this prospectus, GrowGeneration or any selling securityholder will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on The Nasdaq Capital Market under the symbol “GRWG.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 4 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 7, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling securityholder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time GrowGeneration or any selling securityholder sells securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling securityholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither GrowGeneration nor any selling securityholder is making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “GrowGeneration,” the “Company,” “we,” “us” and “our” refer to GrowGeneration Corp., together with our wholly-owned subsidiaries (GrowGeneration Pueblo Corp, GrowGeneration California Corp, Grow Generation Nevada Corp, GrowGeneration Washington Corp, GrowGeneration Rhode Island Corp, GrowGeneration Oklahoma Corp, GrowGeneration Canada, GrowGeneration HG Corp, GrowGeneration Hemp Corp, GGen Distribution Corp, GrowGeneration Michigan Corp, GrowGeneration New England Corp, GrowGeneration Florida Corp and GrowGeneration Management Corp.) on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

GrowGeneration files annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. Our website is located at www.growgeneration.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website in this prospectus solely as an inactive textual reference, and you should not consider the contents of our website in making an investment decision with respect to our securities.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports filed with the SEC by GrowGeneration (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 27, 2020;

●	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2020, that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2019;

●	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May 14, 2020, for the quarterly period ended June 30, 2020, filed with the SEC on August 13, 2020, and for the quarterly period ended September 30, 2020, filed with the SEC on November 12, 2020;

●	our Current Reports on Form 8-K, filed with the SEC on March 27, 2020 (containing Items 4.01 and 9.01), May 12, 2020 (with respect to Item 5.07 only), July 6, 2020, August 24, 2020 (with respect to Item 8.01 only), August 25, 2020, November 2, 2020 (with respect to Item 1.01 only) and November 17, 2020 (with respect to Item 7.01 and 9.01); and

●	the description of our common stock contained in our Registration Statement on Form S-1/A, filed with the SEC on June 24, 2020, including any amendment or report filed with the SEC for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

GrowGeneration Corp.

930 W 7th Ave, Suite A

Denver, Colorado 80204

(800) 935-8420

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus, and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include information relating to future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our current and future capital requirements to support our efforts to open or acquire new retail locations;
●	our dependence on consumer interest in growing crops with the equipment, soil and nutrients that we offer;
●	our dependence on third-parties to manufacture and sell us inventory;
●	our ability to maintain or protect the validity of our intellectual property;
●	our ability to retain key executive members;
●	our ability to internally develop products under existing intellectual property;
●	interpretations of current laws and the passage of future laws;
●	the accuracy of our estimates regarding expenses and capital requirements; and
●	our ability to adequately support growth.

Moreover, new risks regularly emerge and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. We urge you to carefully consider the risks and other disclosures under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement.

All forward-looking statements included in this prospectus, any accompanying prospectus supplement, any related free writing prospectus, and the documents incorporated by reference herein and therein are based on information available to us on the date thereof. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

ABOUT THE REGISTRANT

We were incorporated under the laws of the State of Colorado in 2014. We believe we are the largest chain of stand-alone hydroponic garden centers by revenue and number of stores in the United States. We also believe we are a leading marketer and distributor of nutrients, growing media, advanced indoor and greenhouse lighting, ventilation systems and accessories for hydroponic gardening, based on management’s estimates. We have a diverse customer base, with commercial customers constituting the majority of our total sales. As of the date of this prospectus, we own and operate a chain of 36 retail and commercial hydroponic/gardening centers in 11 U.S. states. We also operate an online e-commerce store, growgeneration.com. Our core strategy continues to focus on expanding our geographic reach across the United States  through organic growth, both by increasing same store sales and by opening new stores, as well as inorganically via acquisitions.

Our retail operations are driven by our high-quality products, value-add knowledgeable staff and fast distribution capabilities. As of the date of this prospectus, we employ horticulturists that we have branded “GrowPros.” Our operations span over 457,000 square feet of retail and warehouse space. During the COVID-19 pandemic, we have been deemed an “essential” supplier to the agricultural industry and, as such, we remained open and continued our operations.

We operate our business through the following sales channels:

●	Retail: 36 retail and commercial hydroponic/gardening centers focused on serving growers and cultivators.

●	Commercial: Sales to commercial customers, including expert growers and cultivators, and provide them with advice from sales representatives with the requisite expertise (whom we brand as “GrowPros”) to serve their specific needs.

●	E-Commerce: Our e-commerce operation, growgeneration.com, is an omni-channel sales approach to enable e-commerce at all of our locations.

●	Distribution: The majority of our stores also function as warehouse, distribution and fulfillment centers for directing products to our store locations and to the retail, wholesale and mass hydroponic markets.

Our principal executive office is located at 930 W 7th Ave, Suite A, Denver, CO 80204, and our telephone number is (800) 935-8420. Our website address is www.GrowGeneration.com. Information on our website is not incorporated by reference and is not a part of this prospectus.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement.

Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock. The following statements are summaries only of the material provisions of our authorized capital stock and are qualified in their entirety by reference to our Certificate of Incorporation and our Amended and Restated Bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Authorized Capitalization

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share.

Common Stock

As of September 30, 2020, there were 48,412,292 shares of common stock outstanding. The number of shares of common stock outstanding as of September 30, 2020 does not include: (i) a total of 2,389,016 shares of our common stock issuable upon exercise of warrants; and (ii) a total of 2,102,170 shares of our common stock issuable upon exercise of options.

Voting. The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Dividends. The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our Board of Directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock (including the common stock).

Liquidation Rights. In the event of our liquidation, dissolution or winding-up, the holders of our common stock are entitled to share, ratably, in all assets remaining available for distribution after payment of all liabilities and after provision is made for each class of capital stock having preference over the common stock (including the common stock).

Conversion Rights. The holders of our common stock have no conversion rights.

Preemptive and Similar Rights. The holders of our common stock have no preemptive or similar rights.

Redemption/Put Rights. There are no redemption or sinking fund provisions applicable to the common stock. All of the outstanding shares of our common stock are fully-paid and nonassessable.

Transfer Restrictions. Shares of our common stock are subject to transfer restrictions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: (212) 828-8436.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “GRWG.”

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock. We may issue warrants independently of or together with shares of our common stock or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock or other securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;
●	the aggregate number of warrants to be offered;
●	the price or prices at which the warrants will be issued;
●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;
●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;
●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;
●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	if applicable, a discussion of any material federal income tax considerations; and
●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through that prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement or free writing prospectus the terms of the series of debt securities being offered, including:

●	the title;
●	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
●	the maturity date;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	whether the indenture will restrict our ability or the ability of our subsidiaries to:
o	incur additional indebtedness;
o	issue additional securities;
o	create liens;
o	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;
o	redeem capital stock;
o	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
o	make investments or other restricted payments;
o	sell or otherwise dispose of assets;
o	enter into sale-leaseback transactions;
o	engage in transactions with stockholders or affiliates;
o	issue or sell stock of our subsidiaries;
o	effect a consolidation or merger;
●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
●	information describing any book-entry features;
●	provisions for a sinking fund purchase or other analogous fund, if any;
●	the applicability of the provisions in the indenture on discharge;
●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement or free writing prospectus any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and
●	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement or free writing prospectus.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “Description of Debt Securities-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

●	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities — General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the stated maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the trustee;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Colorado, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement or free writing prospectus. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

SELLING SECURITYHOLDERS

Information regarding selling securityholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

GrowGeneration or any selling securityholder may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public;

●	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which GrowGeneration or any selling securityholder may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the net proceeds to be received by GrowGeneration or any selling securityholder from the sale;

●	any public offering price;

●	any over-allotment options under which the underwriters may purchase additional securities from GrowGeneration or any selling securityholder;

●	any delayed delivery arrangements;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by GrowGeneration, any selling securityholder, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from GrowGeneration or any selling securityholder in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities GrowGeneration sells pursuant to a prospectus supplement may or may not be listed on a securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our respective affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Robinson & Cole, LLP, 1055 Washington Boulevard, Stamford, CT 06901 has acted as our counsel in connection with the preparation of this prospectus. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by the law firm of Andrew I. Telsey, P.C., 12835 E. Arapahoe Road, Suite I-803, Centennial, CO 80112. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GrowGeneration Corp. for the fiscal years ended December 31, 2019 and 2018, incorporated by reference into this prospectus and registration statement have been audited by Connolly Grady & Cha, LLP (“Connolly”), independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

On March 27, 2020, the Audit Committee of the Company approved the dismissal of Connolly as the Company’s independent registered public accounting firm. The reports of Connolly on the Company’s consolidated financial statements for the fiscal years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2019 and 2018, and through March 27, 2020, there have been no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Connolly on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Connolly would have caused Connolly to make reference thereto in its reports on the consolidated financial statements for such years. During the fiscal years ended December 31, 2019 and 2018 and through March 27, 2020, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Effective as of March 27, 2020, the Company engaged Plante & Moran, PLLC (“Plante Moran”) as its new registered independent public accountant. During the fiscal years ended December 31, 2019 and 2018, and through March 27, 2020, neither the Company, nor anyone on its behalf, consulted Plante Moran regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Plante Moran that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Common Stock, Warrants, Debt Securities and Units

PROSPECTUS

December 7, 2020

$125,000,000

__________ Shares of Common Stock

$           Per Share

Joint Book-Running Managers

Oppenheimer & Co.	Stifel

PRELIMINARY PROSPECTUS SUPPLEMENT